Exhibit 23.4

We consent to the use of our report dated January 21, 2005 on the financial statements of Cello-Foil Products, Inc. for the years ended December 31, 2004 and 2003 in Amendment No. 1 to the Registration Statement on Form S-4 of Exopack Holding Corp. for the registration of $220,000,000 of 11 1/4% Senior Notes due 2014.

/s/ PLANTE & MORAN, PLLC

East Lansing, MI

September 19, 2006